Exhibit 99.1

EVERGREEN ENERGY INC ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Transitioning to Commercialization Stage with
GreenCert®, K-Fuel® Technologies

FOR IMMEDIATE RELEASE:
DENVER – May 8th, 2009 – Evergreen Energy Inc (NYSE Arca: EEE), a green energy technology solutions company, today reported its financial results for the first quarter of 2009.  The company will discuss its repositioning as a green technology company, its growth strategy and the first quarter financial results on its conference call at 9:00 a.m. MDT / 11:00 a.m. EDT this morning, details of which appear at the end of this press release.
“During the first quarter we continued our transition towards becoming a green technology company that possesses proven, highly relevant cleaner coal and carbon information management technologies,” said Kevin R. Collins, president and chief executive officer. “We hit several key milestones with our C-Lock® technology, including receiving our first licensing fee. We have also moved closer to the commercialization of K-Fuel® and are working diligently to build our market position in Asia, a region we believe offers compelling opportunities given its large reserves of lower-rank coals and rapidly rising energy demands.”
Financial Results
Revenues were $17.8 million in the first quarter of 2009 compared to $12.0 million in the first quarter of 2008.

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Evergreen Q1 09 Results
May 8, 2009 – Page 2

Coal mining operating expenses were $13.7 million and $10.4 million for the three months ended March 31, 2009 and 2008, respectively.
For the quarter ended March 31, 2009, General and Administrative costs were $8.0 million, of which $1.7 million was employee non-cash stock-based compensation compared with $9.0 million for the quarter ended March 31, 2008, of which $2.1 million was employee non-cash stock-based compensation.
Net loss for the first quarter of 2009 was $6.9 million, or $0.05 per diluted share compared to net loss of $22.4 million, or $0.27 per diluted share in the first quarter of 2008.
Evergreen Energy’s combined cash and marketable securities balance at March 31, 2009 was $7.7 million, compared with $9.5 million on December 31, 2008.   Evergreen’s restricted cash balance at the end of the first quarter of 2009 was another $13.4 million.
Business & Corporate Developments
C-Lock Technology, Inc.  C-Lock has hit several key milestones during and subsequent to the first quarter:
•
Formed a partnership with Foxconn/Hon Hai Technology Group, one of the world’s largest contract electronics manufacturers, for the deployment of the GreenCert® carbon information management solution throughout Asia.  C-Lock Technology booked $2 million in deferred revenue from Foxconn.

•
Worked with its Eastern European deployment partner to begin processing specific data at a coal-fired Polish power plant that will reveal the plant’s carbon footprint and efficiency options to reduce its carbon emissions.

•	Established its in-house sales channel with the hiring of Miles Mahoney, Jack Miller and Robert Frank. The team brings significant

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Evergreen Q1 09 Results
May 8, 2009 – Page 3

experience in technology and software sales to the enterprise and also to the energy industry specifically.
K-Fuel:  Evergreen continues to work in conjunction with our strategic partners toward the construction of K-Fuel plants, with a particular focus on the Asia-Pacific marketplace.  In recent weeks, a major Asian electric utility, via testing in their own labs, has qualified K-Fuel as a practical fuel coal for their multiple power generation facilities. These test results further confirm K-Fuel's attractiveness as a low cost, readily available, high heating value fuel coal.
On January 29, Evergreen announced an agreement with Sumitomo Corporation and a major Indonesian mining group to advance their joint K-Fuel refinery project on Kalimantan Island in Indonesia and move to the next stage of detailed analysis related to the development of a comprehensive plant design. The proposed refinery would upgrade Kalimantan Island sub-bituminous coal before its shipment to various Asian markets.
Evergreen: As announced yesterday, Collins has resigned the posts of president and CEO but will remain on the Evergreen board, making way for a more technology-oriented leadership for the repositioned company. He will be replaced on an interim basis by an experienced energy and carbon market executive, Thomas H. Stoner, Jr., the former CEO of Econergy International PLC. It was also announced yesterday that Robert J. Clark will step down as board chairman but remain on the board while fellow board member and former Bechtel executive Rick Smith takes Clark’s place as chairman.
On May 5, the company announced it had regained compliance with listing standards issued by the New York Stock Exchange Arca Inc. by maintaining an average closing share price of $1.00 or more for trading period of thirty consecutive days.

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Evergreen Q1 09 Results
May 8, 2009 – Page 4

Conference Call
Evergreen Energy Inc will host a conference call today, May 8th, 2009 at 9:00 a.m. MDT / 11:00 a.m. EDT to discuss its first quarter results as well as its repositioning as a green technology company and overall growth strategy.
Interested parties can access the conference call by dialing 800-299-6183 (domestic) or 617-801-9713 (international) and citing code 48270317. Please login or dial-in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 33251293.
To access the live web cast of the conference call, please go to the investor relations portion of our website at http://www.evgenergy.com. An on-line archive of the call will be available at www.evgenergy.com for thirty days.

About Evergreen Energy Inc
Evergreen Energy Inc. (NYSE Arca: EEE) delivers proven, transformative green energy solutions for cleaner coal production and precise, scientific carbon measurement. On the Web at www.evgenergy.com.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of Evergreen Energy Inc  and C-Lock Technology Inc. are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. Our actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in our Annual Report on Form 10-K, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com

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Evergreen Q1 09 Results
May 8, 2009 – Page 5

EVERGREEN ENERGY INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2009	December 31, 2008
	(in thousands)
Assets
Current:
Cash and cash equivalents	$7,655	$7,667
Other assets	8,799	8,431
Total current assets	16,454	16,098
Property, plant and equipment, net of accumulated depreciation	29,055	29,965
Construction in progress	20,494	17,702
Mineral rights and mine development, net of accumulated depletion	17,621	18,032
Restricted cash	13,378	13,444
Debt issue costs, net of amortization	1,210	1,330
Other assets	3,510	4,870
	$101,722	$101,441

Liabilities and Stockholders’ Equity
Current liabilities:

Total current liabilities	17,153	13,835
Total liabilities	62,812	57,591

Equity attributable to Evergreen Energy Inc.	39,396	43,850
Equity attributable to noncontrolling interest	(486)	—
Total stockholders’ equity	38,910	43,850

	$101,722	$101,441

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Evergreen Q1 09 Results
May 8, 2009 – Page 6

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(in thousands, except for per share amounts)

Operating revenues:
Mining	$17,711	$11,742
K-Fuel refined coal and blended K-Fuel refined coal	—	291
Consulting and other	134	—
Total operating revenue	17,845	12,033

Operating expenses:
Coal mining operating costs	13,736	10,412
General and administrative	7,953	9,026
Plant costs	488	11,209
Depreciation, depletion and amortization	2,633	1,989
Research and development	31	53
Total operating expenses	24,841	32,689

Operating loss	(6,996)	(20,656)

Other income (expense):
Interest income	47	665
Interest expense	(569)	(1,778)
Other income (expense), net	664	(620)
Total other income (expense)	142	(1,733)

Net loss	(6,854)	(22,389)
Less: net loss attributable to noncontrolling interest	486	—
Net loss attributable to Evergreen Energy Inc.	$(6,368)	$(22,389)

Basic and diluted net loss per common share	$(0.05)	$(0.27)
Weighted-average common shares outstanding	125,200	84,341

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Evergreen Q1 09 Results
May 8, 2009 – Page 7

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(in thousands)

Operating activities:
Net loss	$(6,854)	$(22,389)

Adjustments to reconcile net loss to cash used in operating activities:	4,050	4,880

Changes in operating assets and liabilities:	2,453	(2,427)

Cash used in operating activities	(351)	(19,936)

Investing activities:
Purchases of construction in progress and property, plant and equipment	(6,261)	(3,145)
Purchases of marketable securities	—	(5,000)
Proceeds from maturities of marketable securities	2,000	27,500
Other	86	151
Cash provided by (used) in investing activities	(4,175)	19,506

Financing Activities:
Proceeds from issuance of convertible debt	5,000	—
Other	(486)	36
Cash provided by (used in) financing activities	4,514	36

Increase (decrease) in cash and cash equivalents	(12)	(394)
Cash and cash equivalents, beginning of period	7,667	26,958
Cash and cash equivalents, end of period	$7,655	$26,564